Exhibit 10.3

DATED

JOINT VENTURE SHAREHOLDERS AGREEMENT

BETWEEN

Sadot LLC

AND

Cropit Farming LTD

FOR

THE OWNERSHIP AND MANAGEMENT OF FARMLANDS IN ZAMBIA

THIS JOINT VENTURE SHAREHOLDERS AGREEMENT (“Agreement”) is dated

PARTIES:

(1)	SADOT LLC, a company incorporated under the laws of Delaware, United States with its registered office at 251 Little Farms Drive Street, Wilmington, Delaware 19808, USA (“Sadot”); and

(2)	CROPIT FARMING LIMITED, a company organized and existing under the laws of Zambia, Box P/B 24 Mkushi Farm 3283 Mkushi Farm Block (“CFL”)

(Sadot and CFL are individually referred to as “Party” and collectively as “Parties”).

BACKGROUND:

A.	The parties have entered into a Purchase of Right and Variation Agreement dated on or about the date of this Agreement (“Contract”) concerning the acquisition by Sadot of the right to 70% of the Lands (as defined in that agreement and further defined below).

B.	Subsequently, the Parties have agreed to the formation of a joint venture enterprise arising out Sadot’s acquisition of 70% of those Lands (as defined in Background Clause A above) with regards to the operation of the farming activities in Zambia on those Lands (“Project”).

C.	In furtherance of the objectives specified under this agreement, the Parties have agreed to incorporate a new entity which will serve as the vehicle under which the Project will be consummated (“JVC”) in Zambia.

D.	The JVC shall carry on business in accordance with the terms and conditions of this agreement.

E.	Sadot and CFL shall exercise their rights in relation to the JVC in accordance with the terms and conditions of this agreement.

AGREED TERMS:

1.	Interpretation

1.1	The definitions and rules of interpretation in this clause apply in this agreement.

Articles: the new articles of association (or Memorandum of Association only depending on the jurisdiction of the JVC) of the JVC in an agreed form to be adopted on the incorporation of the JVC as amended or superseded from time to time.

Bank: means ABSA Bank Zambia Plc.

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Board: the board of directors of the JVC as constituted from time to time.

Business: has the meaning given in clause Error! Reference source not found..

Business Day: any day other than a Saturday, Sunday or public holiday in Zambia when banks in Zambia are open for business.

Business Plan: has the meaning given in clause 10.

Confidential Information: has the meaning given in clause 21.

CCPC: means the Competition and Consumer Protection Commission as constituted under the CCPC Act.

CCPC Act: means the Competition and Consumer Protection Act number 24 of 2010 of the Laws of Zambia.

Deadlock Notice: has the meaning given in clause 14.2.

Director: a director of the JVC.

Encumbrance: any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement.

Escrow Agreement: means the agreement substantially in the form as set out in Schedule 4 herein to be entered into between the parties in furtherance of the terms in this agreement.

Financial Year: in relation to the JVC, means its accounting reference period of 12 months ending on the date given in clause 4.3(j) or such other date as the JVC may determine.

Group: in relation to a company, that company, any subsidiary or holding company from time to time of that company, and any subsidiary from time to time of a holding company of that company.

Lands: means the farmlands described in Schedule 2 hereto whose title deeds are also affixed to this agreement and excluding the portion marked in red in the sketch plan attached in Schedule 2.

Product: means any agricultural product or commodity which the JVC agrees to focus on from time to time;

Reserved Matters: the matters listed in Error! Reference source not found..

Shareholders: means the holders of shares in the JVC.

Shares: means both parties’ shares in issue from time to time.

Valuers: the auditors for the time being of the JVC or, if they decline the instruction, an independent firm of accountants jointly appointed by the parties or, in the absence of agreement between the parties on the identity of the expert within 30 Business Days of a party serving details if a suggested expert on the other, an independent firm of accountants appointed by the Board. (In each case acting as an expert and not as an arbitrator);

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1.2	Clause, Schedule and paragraph headings shall not affect the interpretation of this agreement.

1.3	References to clauses and Schedules are to the clauses of and Schedules to this agreement and references to paragraphs are to paragraphs of the relevant Schedule.

1.4	The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules.

1.5	A reference to this agreement or to any other agreement or document referred to in this agreement is a reference to this agreement or such other agreement or document as varied or novated in accordance with its terms from time to time.

1.6	A reference in this agreement to other documents referred to in this agreement or any similar expression is a reference to the following documents:

(a)	A separate Escrow Agreement regulating the appointment of an escrow agent.

1.7	Unless the context otherwise requires, words in the singular shall include the plural and, in the plural, shall include the singular.

1.8	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.9	A person includes a natural person, corporate or unincorporated body and partnership (whether or not having separate legal personality).

1.10	A reference to a party shall include that party’s successors and permitted assigns.

1.11	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.12	Unless expressly provided otherwise in this agreement, a reference to writing or written includes fax and email.

1.13	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.14	References to a document in agreed form are to that document in the form agreed by the parties and initialled by them or on their behalf for identification.

1.15	A reference to a law or regulation is a reference to it as amended, extended or re-enacted from time to time.

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1.16	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

2.	BUSINESS OF THE JVC

2.1	The Parties wish to enter into the JVC to develop and commence business in the field of agriculture and agricultural-related operations of the farmlands in Zambia (“Business”).

2.2	Each party shall use its best endeavours to promote and develop the Business to the best advantage of the JVC and to maximise the value proposition, including profits and asset value for each party.

3.	PERIOD TO INCORPORATION OF THE JVC

3.1	The parties shall procure that before the incorporation of the JVC and except as required by clause 4, the JVC shall not carry on any trade or business or be engaged in any activities of any sort nor have any assets or liabilities.

3.2	Within 3 days of execution of this Agreement, both parties shall enter into the Escrow Agreement with a reputable law firm in Zambia such that the matters contemplated under Clause 4.5 are duly executed.

4.	INCORPORATION OF THE JVC

4.1	The parties shall make their best endeavours to ensure that the JVC is incorporated within 14 days of execution of this agreement. In this regard each party shall provide all relevant information required for incorporation within 7 days of execution of this agreement. To the extent that one Party (the “defaulting party”) has failed to provide the relevant information within the agreed timeframe, the other party may proceed to incorporate the JVC and allocate shares to the defaulting party as soon as practicable after incorporation.

4.2	Subject to availability, the name of the JVC shall be Sadot Enterprises Limited

4.3	With regards to the incorporation and constitution of the JVC, the parties shall have regard to the following matters without limitation:

(a)	Eventual Share allocation on the following basis: Sadot will own 70% of the equity and the remaining 30% percent of equity will be owned by CFL as the second shareholder;

(b)	Sadot will own 70% and CFL will own 30% of the share capital of the JVC but the parties may agree a different structure if it becomes necessary or desirable for commercial or other reasons;

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(c)	once the respective parties have been allocated their shares in the JVC, the Lands shall be transferred into the JVC as CFL’s equity contribution into the JVC;

(d)	adopt the Articles in an agreed form;

(e)	appoint ASHANI KAILESH JAGDISHCHANDRA such other directors as Sadot in its sole and absolute discretion seeks to appoint to represent its 70% shareholding as Sadot ‘s Directors and STEWART PARKES as CFL’s sole Director with ASHANI KAILESH JAGDISHCHANDRA as initial chair of the Board;

(f)	appoint HECTOR M HAMUSANKWA as secretary of the JVC;

(g)	resolve that the registered office of the JVC shall be as agreed between the Parties;

(h)	appoint of auditors of the JVC;

(i)	appoint of bankers to the JVC; and

(j)	resolve that the JVC’s Financial Year shall end on 31ST December in each year.

4.4	In the instance where Sadot does not take up 70% of the equity at incorporation of the JVC, then upon incorporation of the JVC, CFL agrees to hold 30% of the issued shares, and the remaining 70% of the shares shall be unallotted and in free float until the Lands have been transferred into the JVC’s name.

4.5	Upon incorporation of the JVC:

(a)	CFL shall:

(i)	Execute Land Transfer documentation transferring 100% of the Lands into the name of the JVC;

(ii)	Where Sadot has not yet been granted 70% of the equity in JVC at incorporation, execute share allotment documentation transferring 70% of the unallotted shares to Sadot; and

(iii)	Place the land transfer and share allotment documentation in Escrow. (b) Sadot shall:

(i)	Pay an amount equivalent to USD3,200,000 (three million two hundred thousand United States Dollars) into an escrow to discharge the outstanding loan to ABSA bank such that it releases its charge over the Lands, which the Escrow agent shall pay to ABSA bank in exchange for release of the charge over the Lands only upon receipt of the documents described in the preceding Clause 4.5 (a) and subject to obtaining negative clearance from CCPC as required.

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5.	OBLIGATIONS

CFL responsibilities:

In accordance with the terms of this Agreement the Parties agree that in order to undertake the Business,

CFL shall:

a.	negotiate with the government on all required support from the Government of Zambia for the successful operations of the Business;
b.	Obtain registrations and licenses from the Government of Zambia;
c.	Advise and help on filing tenders and obtaining successful bids;
d.	Be responsible for on ground management of the business operations including but not limited to man power, logistics, etc. as per executed guidelines and budget / business plan approved by the Board;
e.	Be responsible for farm management in consultation with the Board;
f.	Advise on opening necessary bank accounts in Zambia and arrange for line of credit; and
g.	Advise and obtain necessary approvals for export and import to and from neighbouring countries.

SADOT RESPONSIBILITIES

In accordance with the terms herein, Sadot shall:

a.	Provide Product expertise and buying / selling decisions, sourcing;
b.	Advise on Product;
c.	Prepare and bring the technological know-how and technical expertise along with implementation plan;
d.	Endeavor to bring the equity and debt financing; and
e.	Arrange required working capital by its best endeavors to source same through various financial mechanism for successful operation of the Business.

(ii)	The Parties joint responsibilities:

a.	Considering the intention of the Parties to establish a cooperation framework based in trust and integrity for the development of Business in Zambia.

b.	Recognizing the need for the adoption of a legal instrument between the Parties to further strengthen the exchange and cooperation of bilateral relations between the Parties for the development of sustainable agriculture in Zambia;

(iii)	Conditions and Approvals

The proposed joint venture will be conditional on:

a.	no legislation or regulation being proposed or passed that would prohibit or materially restrict the implementation of the definitive agreements or the participation in the joint venture of either party;

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b.	obtaining negative clearance from the CCPC or in the alternative confirmation from CCPC that this agreement does not meet the threshold to require negative clearance; and

c.	The JVC obtaining an Investment Licence (“Investment Licence”) under the Zambia Development Agency (“ZDA”) in order to hold the Lands in accordance with Zambian law.

5.1	CFL shall commence the transfer of the Lands into the JVC within 3 days of the JVC acquiring an Investment Licence in accordance with clause [19].

5.2	Once CFL and Sadot own 30% and 70% equity in the JVC respectively, the parties shall adopt the Business Plan for the Financial Year in which the JVC is formed in agreed form.

6.	Shareholders Meetings

6.1	Matters Requiring Consent of Shareholders

Each party shall procure that the JVC shall not, without the prior written approval of both Shareholders carry out any of the Reserved Matters.

6.2	Notice of Shareholder Meetings

Each Shareholder shall be entitled to have a notice of any Shareholders’ meeting of the JVC given to it at its address and by the email address as notified to the Company Secretary from time to time.

6.3	Quorum for Shareholder Meetings

The quorum for a Shareholders’ meeting of the JVC shall be one Sadot representative present in person or by proxy and one CFL representative present in person or by proxy.

6.4	The Chairman of the Shareholders’ Meeting

The chairman of any Shareholders’ meeting of the JVC shall not be entitled to a second or casting vote.

7.	DIRECTORS AND MANAGEMENT

7.1	The Board has responsibility for the supervision and management of the JVC and its Business, subject to clause 6.

7.2	Sadot will appoint two Directors and CFL will appoint One director of the JVC and each director will have equal voting rights.

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7.3	The post of chairperson shall be held by [ASHANI KAILESH JAGDISHCHANDRA]. The chairperson shall not have a casting vote. If the chairperson for the time being is unable to attend any meeting of the Board, the chairperson may delegate his or her authority to such competent individuals who might reasonably be regarded as having the requisite competence to undertake and discharge such obligations.

7.4	A party may appoint a director, and remove a director whom it appointed, by giving notice in writing to the JVC and the other party. The appointment or removal takes effect on the date on which the notice is received by the JVC or, if a later date is given in the notice, on that date.

7.5	The party removing a director shall indemnify and keep indemnified the JVC from and against any claim connected with the director’s removal from office.

7.6	The parties intend there to be a meeting of directors at least four times each year to be held at the registered office of the JVC or electronically via an agreed mechanism.

7.7	A director may, and at the request of a director call a meeting of directors.

7.8	Quorum for the Board shall be one CFL Director and one Sadot Director present in person or by an alternate.

7.9	The parties shall ensure that at least seven Business Days’ notice of a meeting of directors is given to all directors entitled to receive notice accompanied by:

(a)	an agenda specifying in reasonable detail the matters to be raised at the meeting [or the committee meeting; and

(b)	copies of any papers to be discussed at the meeting [or the committee meeting].

7.10	At each Board meeting the Directors present shall be entitled to cast one vote on each issue put to the Board.

8.	OTHER INFORMATION

8.1	The parties intend to collaborate in the JVC for a period of not less than two years on the most favourable terms to the JVC

9.	ANTI-CORRUPTION AND COMPLIANCE WITH LAWS

9.1	Each party undertakes to the other party that:

(a)	it will not, and will procure that the JVC will not, in the course of the operation of the Business, engage in any activity, practice or conduct which would constitute an offence under all applicable anti-bribery legislation; and

(b)	it has and will maintain in place and will procure that the JVC has and will maintain in place, adequate procedures designed to prevent any person on whom that party may exert reasonable control from undertaking any conduct that would give rise to an offence under all applicable anti-bribery legislation.

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9.2	Each party hereto shall be responsible for its own compliance with any and all domestic and international laws and regulations, in force from time to time, applicable to their respective performance under this Agreement. Both parties shall do their utmost to cause the JVC to strictly comply with all relevant domestic and international laws and regulations, in force from time to time.

10.	BUSINESS PLAN

10.1	The Business Plan is an annual business plan for the JVC prepared by the Board and it shall include in relation to the Financial Year to which it relates:

(a)	a cashflow statement giving:

(i)	an estimate of the working capital requirements; and

(ii)	an indication of the amount (if any) that it is considered prudent to retain, for the purpose of meeting those requirements, out of those profits of the previous Financial Year that are available for distribution to shareholders;

(b)	a quarterly projected profit and loss account;

(c)	an operating budget (including capital expenditure requirements) and balance sheet forecast;

(d)	a management report giving business objectives for the year; and

(e)	a financial report which shall include an analysis of the estimated results of the JVC for the previous Financial Year compared with the Business Plan for that year, identifying variations in sales, revenues, costs and other material items.

10.2	The Business Plan for the Financial Year in which the JVC is formed shall be in agreed form and adopted by the parties.

10.3	The Business Plan for every other Financial Year shall be:

(a)	prepared by the Board at least [60] days before the end of the preceding Financial Year; and

(b)	adopted and approved by the parties by agreement in writing as soon as possible after it has been prepared.

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11.	ACCOUNTING AND OTHER INFORMATION

11.1	The parties shall procure that the JVC shall at all times maintain accurate and complete accounting and other financial records including all corporation tax computations and related documents and correspondence in accordance with the requirements of all applicable laws and generally accepted accounting principles.

11.2	Each party and its authorised representatives shall be allowed access at all reasonable times to examine the books and records of the JVC and to discuss the JVC’s affairs with its directors and senior management.

11.3	The parties shall procure that the JVC shall supply each party with the financial and other information necessary to keep the party informed about how effectively the Business is performing and in particular shall supply each party with:

(a)	a copy of each year’s Business Plan for approval in accordance with clause 10.3;

(b)	a copy of the audited accounts of the JVC prepared in accordance with applicable laws and international accounting standards, principles and practices, within three months of the end of the year to which the audited accounts relate; and

(c)	monthly management accounts of the JVC to be supplied within 10 Business Days of the end of the month to which they relate, which shall include a profit and loss account, a balance sheet and a cashflow statement and such other information as each party may reasonably require.

12.	DIVIDEND POLICY

12.1	The parties shall use reasonable endeavours to procure that the JVC shall distribute by way of dividend at least 50% of the Retained earnings of the JVC in relation to each Financial Year but after making all necessary, reasonable and prudent provisions and reserves. This policy is to be discussed and revised annually.

12.2	A distribution under this clause in relation to any Financial Year shall be made within six months of the day to which the audited accounts of the JVC for that year are made up.

13.	TAX MATTERS

13.1	[Unless the parties otherwise expressly agree in writing, the parties shall procure that all of the JVC’s trading losses and all other amounts eligible for relief from taxation shall be carried forward by the JVC and not surrendered (wholly or partly) to the parties.]

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14.	DEADLOCK RESOLUTION

14.1	There is a deadlock if a resolution is proposed and one of the following applies:

(a)	at a properly convened meeting of Shareholders or of the Board there is no quorum at the meeting and no quorum at the meeting when it is reconvened following an adjournment, provided that the meeting, or adjourned meeting, is not inquorate because the person who proposed the resolution does not attend;

(b)	if a resolution to approve any matter is not passed as a result of a failure to achieve unanimity and a party serves notice on the other party requiring the particular matter to be considered again at a special meeting of the Board or Shareholders of the JVC (as the case may be) (to be held no earlier than seven Business Days after the date of the notice of the special meeting), and at such meeting the resolution is again not passed due to a failure to achieve unanimity, or because there is no quorum at the meeting.

14.2	In the event of a deadlock, either party may within 28 days of the meeting at which the deadlock arises or within 28 days of the date of the resolution in respect of which the deadlock arises (as the case may be) serve notice on the other party (Deadlock Notice):

(a)	stating that in its opinion a deadlock has occurred; and

(b)	identifying the matter giving rise to the deadlock.

14.3	The parties undertake that they shall:

(a)	on the date of service of the Deadlock Notice, refer the matter giving rise to the deadlock to the chairperson of the holding company of each party’s Group for resolution; and

(b)	use all reasonable endeavours in good faith to resolve the dispute.

15.	TRANSFER OF SHARES

15.1	No party shall unilaterally create any Encumbrance over, transfer, or otherwise dispose of or give any person any rights in or over any share or interest in any share in the JVC unless it is permitted or required under this agreement or the Articles and carried out in accordance with the terms of this agreement or the Articles (as the case may be) but for the avoidance of doubt, each party contemplates incurring debt for the purposes of capital funding in the interests of promoting the JVC’s business.

15.2	Any party proposing to sell its shares to a third party must first offer the shares to the other party in this JVC at the price of the proposed third party sale. The offer will be valid for 21 days and if not accepted within that time the selling party shall be allowed to proceed with the third party sale on exactly the same terms as offered to the Shareholder. However, such pre-emption will not apply to intra-group transfers of the whole of a party’s shareholding.

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15.3	A party may do anything prohibited by this clause if the other party has expressly consented to it in writing.

15.4	Each party undertakes (in respect of the shares that it holds) to give, and to use its reasonable efforts to procure that shareholders in its Group give, the approvals required for any transfer of shares made in accordance with the Articles or this agreement (as the case may be).

15.5	On completion of a transfer of shares made in accordance with this agreement or the Articles:

(a)	the party selling the shares shall deliver to the JVC the resignations of any directors appointed by the selling party; and

(b)	the parties shall procure that the JVC shall repay any loans made to it by the party selling its shares (together with any interest accrued on such loans) and the parties shall use their best endeavours to procure that the party selling its shares is released from any guarantees, security arrangements and other obligations that it has given in respect of the JVC and its Business.

15.6	Tag-along rights

(a)	If a Shareholder (Proposed Transferor) wishes to transfer all of its Shares or any interest in them to a third party and if, as a result of the transfer, the transferee and its associates or those acting in concert with it would collectively hold 30% or more of all of the issued Shares the tag-along right in this Clause arises.

(b)	Where the tag-along right arises the Proposed Transferor may not transfer any of its Shares or any interest in them unless, at least 20 Business Days before the date of the agreement to transfer, the transferee shall have made a written offer (an Offer) to the other Shareholder (the Offeree) to purchase all of its Shares at the same price per Share (and otherwise on the same terms) as the proposed sale of Shares by the Proposed Transferor. The Offer shall be open for acceptance by the Offeree for not less than 15 Business Days and, if accepted, the sale of all of the Offeree’s Shares shall be completed simultaneously with the completion of the sale of the Proposed Transferor’s Shares.

(c)	This Clause shall not apply to a proposed transfer to an existing Shareholder.

15.7	Subject to unanimous waiver by the Shareholders, any transfer of Shares shall be subject to the potential new shareholder entering into a deed of adherence in accordance with Schedule 3 (the “Deed of Adherence”).

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16.	Anti Dilution

16.1	The JVC shall not issue any share capital without first offering it to the Shareholders (on identical terms) in proportion to their then holdings of Shares.

17.	VALUATION

17.1	The Valuers shall be requested to determine the Fair Value within 30 Business Days of their appointment and to notify the JVC and the parties in writing of their determination.

17.2	The Fair Value for any shares shall be the price per share determined in writing by the Valuers on the following bases and assumptions:

(a)	valuing each of the shares as a proportion of the total value of all the issued shares in the capital of the JVC without any premium or discount being attributable to the percentage of the issued share capital of the JVC which they represent or for the rights or restrictions applying to the shares;

(b)	if the JVC is then carrying on business as a going concern, on the assumption that it will continue to do so;

(c)	the sale is to be on arms’ length terms between a willing seller and a willing buyer; (d) the shares are sold free of all Encumbrances;

(e)	the sale is taking place on the date the Valuers were requested to determine the Fair Value; and

(f)	[to take account of any other factors that the Valuers reasonably believe should be taken into account.]

17.3	The parties are entitled to make submissions to the Valuers including oral submissions and will provide (or procure that the JVC provides) the Valuers with such assistance and documents as the Valuers reasonably require for the purpose of reaching a decision, subject to the Valuers agreeing to give such confidentiality undertakings as the parties may reasonably require.

17.4	To the extent not provided for by this clause, the Valuers may, in their reasonable discretion, determine such other procedures to assist with the valuation as they consider just or appropriate, including (to the extent they consider necessary), instructing professional advisers to assist them in reaching their valuation.

17.5	The Valuers shall act as expert and not as arbitrator and their written determination shall be final and binding on the parties in the absence of manifest error or fraud.

17.6	The costs of obtaining the Valuers’ valuation shall be borne by the parties equally or in such other proportions as the Valuers direct.

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18.	Competition Law Notification

18.1	For the purposes of this clause, Relevant Regulatory Authority means the CCPC and any other regulator having concurrent jurisdiction with the CCPC under the CCPC Act.

18.2	Immediately upon signing this Agreement, the parties shall consider together whether a joint application should be made to the CCPC for negative clearance.

18.3	If either party reasonably considers that the arrangements comprised in this agreement (the Arrangements) should be notified to a Relevant Regulatory Authority in order to confirm that the Arrangements are lawful and enforceable it shall consult with the other in good faith to agree the way forward.

18.4	If the parties agree to make a notification:

(a)	they shall as soon as practicable thereafter co-operate, each using its respective reasonable endeavours, to persuade and satisfy the Relevant Regulatory Authority of the legality and enforceability of the Arrangements and for such purposes shall jointly undertake and co-operate in preparing all such filings, correspondence, discussions, negotiations or settlements with the Relevant Regulatory Authority as they agree are necessary or desirable; and

(b)	they shall, save in the case of confidential information and business secrets, provide each other with all information necessary or desirable for such notification or for any subsequent communication in relation to it, such information to be accurately, promptly and properly provided.

17.5	where:

(a)	the parties agree not to make a notification but to amend any provision in the Arrangements; or

(b)	if the Relevant Regulatory Authority makes clearance of the Arrangements conditional on the amendment or deletion of any provision of the Arrangements,

the parties shall consult with each other in good faith to agree the terms of an alternative provision which achieves a result as similar as possible to the result which would hav e been achieved by the provision concerned and which is compatible with competition law.

19.	Investment Licence

19.1	Upon execution of this agreement, the parties shall endeavour to put together an application to obtain an Investment Licence from ZDA.

19.2	Each party shall procure that all relevant information requested from it is submitted within 7 days of such request.

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19.3	Upon the parties obtaining negative clearance from CCPC or determining that CCPC approval is not needed (whichever is applicable) the parties shall submit the application for an Investment Licence to ZDA within 3 days of such clearance or determination.

20.	Termination and liquidation

20.1	Subject to clause 20.2, this agreement shall terminate:

(a)	when one cease[s] to hold any shares in the JVC subject to any party executing the Deed of Adherence; or

(b)	when a resolution is passed by shareholders or creditors, or an order is made by a court or other competent body or person instituting a process that shall lead to the JVC being wound up and its assets being distributed among the JVC’s creditors, shareholders or other contributors; or

(c)	breach of obligations listed in clause 5.

20.2	On termination of this agreement, the following clauses shall continue in force:

(a)	clause 1 (interpretation);

(b)	clause 13 (tax matters);

(c)	this clause;

(d)	clause 18 (confidentiality);

(e)	clause 22 (assignment and other dealings);

(f)	clause 23 (entire agreement);

(g)	clause 24 (variation and waiver);

(h)	clause 25 (costs);

(i)	clause 26 (no partnership or agency);

(j)	clause 27 (notices);

(k)	clause 28 (severance);

(l)	clause 33 (language); and

(m)	clause 34 and 35 (governing law and jurisdiction).

20.3	Termination of this agreement shall not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination, including the right to claim damages in respect of any breach of the agreement which existed at or before the date of termination.

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20.4	If this agreement terminates each party shall, if requested by the other, procure that the name of the JVC is changed to avoid confusion with the name of the party making the request.

20.5	Where, following an event referred to in clause 20.1(b), the JVC is to be wound up and its assets distributed, the parties shall agree a suitable basis for dealing with the interests and assets of the JVC and shall endeavour to ensure that, before dissolution:

(a)	all existing contracts of the JVC are performed to the extent that there are sufficient resources;

(b)	the JVC shall not enter into any new contractual obligations; and

(c)	the JVC’s assets are distributed as soon as practical.

21.	CONFIDENTIALITY

21.1	In this clause, Confidential Information means any information (however recorded or preserved) which:

(a)	any party may have or acquire (whether before, on or after the date of this agreement) in relation to the customers, suppliers, business, assets or affairs or plans, intentions or market opportunities and the operations, processes, product information, know-how, designs, trade secrets or software of the JVC (including, without limitation, any information provided pursuant to clause 111); or

(b)	any party or any member of its Group may have or acquire (whether before, on or after the date of this agreement) in relation to the customers, suppliers, business, assets or affairs or plans, intentions or market opportunities and the operations, processes, product information, know-how, designs, trade secrets or software of the other party or any member of the other party’s Group, as a consequence of the negotiations relating to this agreement or any other agreement or document referred to in this agreement or the performance of the agreement or any other agreement or document referred to in this agreement; or

(c)	relates to the contents of this agreement (or any agreement or document referred to in this agreement or agreement or arrangement entered into pursuant to this agreement),

but excludes the information in clause 21.2.

21.2	Information is not Confidential Information if:

(a)	it is or becomes generally available to the public (other than as a result of its disclosure in breach of this agreement); or

(b)	a party can establish to the reasonable satisfaction of the other party that it found out the information from a person not connected with the other party or its Group and that such person is not under any obligation of confidence in respect of the information; or

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(c)	a party can establish to the reasonable satisfaction of the other party that the information was known to the first party before the date of this agreement and that it was not under any obligation of confidence in respect of the information; or

(d)	the parties agree in writing that it is not confidential.

21.3	Each party shall at all times keep confidential (and use all reasonable endeavours to ensure that its employees, agents, subsidiaries, and the employees and agents of such subsidiaries, and the JVC shall keep confidential) any Confidential Information and shall not use such Confidential Information except for the purpose of exercising or performing its rights and obligations under or in connection with this agreement, and shall not disclose such Confidential Information except:

(a)	to another member of the Sadot Group or CFL Group as the case may be, or to a party’s professional advisers where such disclosure is for a purpose related to the operation of this agreement; or

(b)	with the written consent of such of the JVC or the party or any member of its Group that the information relates to; or

(c)	as may be required by law or by the rules of any recognised stock exchange, or governmental or other regulatory authority or by a court or other authority of competent jurisdiction, provided that, to the extent it is legally permitted to do so, it gives the other party as much notice of such disclosure as possible [and, where notice of disclosure is not prohibited and is given in accordance with this clause, it takes into account the reasonable requests of the other party in relation to the content of such disclosure; or

(d)	a party may, provided it has reasonable grounds to believe that the other party is involved in activity that may constitute a criminal offence under applicable legislation, disclose Confidential Information to the authorities without first informing the other party of such disclosure; or

(e)	to any tax authority to the extent reasonably required for the purposes of the tax affairs of the party concerned or any member of its Group.

21.4	Each party shall inform (and shall use all reasonable endeavours to procure that any subsidiary and the JVC shall inform) any officer, employee or agent or any professional adviser advising it in relation to the matters referred to in this agreement, or to whom it provides Confidential Information, that such information is confidential and shall require them:

(a)	to keep it confidential; and

(b)	not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this agreement).

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21.5	On termination of this agreement, each party shall (and shall use all reasonable endeavours to procure that its subsidiaries, and its officers and employees and those of its subsidiaries and the JVC shall):

(a)	return to the other party all documents and materials (and any copies) containing, reflecting, incorporating or based on the other party’s Confidential Information; and

(b)	erase all the other party’s Confidential Information from computer and communications systems and devices used by it, including such systems and data storage services provided by third parties (to the extent technically and legally practicable), provided that a recipient party (and/or the JVC, as the case may be) may retain documents and materials containing, reflecting, incorporating or based on the other party’s Confidential Information to the extent required by law or any applicable governmental or regulatory authority.

21.6	The provisions of this clause 18 shall continue to apply after termination of this agreement for any cause.

22.	ANNOUNCEMENTS

22.1	Subject to clause 22.2 and clause 22.3, neither party shall make, or permit any person to make, any public announcement, communication or circular (announcement) concerning the existence, subject matter or terms of this agreement, the wider transactions contemplated by it, or the relationship between the parties, without the prior written consent of the other party [(such consent not to be unreasonably withheld or delayed)]. The parties shall consult together on the timing, contents and manner of release of any announcement.

22.2	Where an announcement is required by law or any governmental or regulatory authority (including, without limitation, any relevant securities exchange), or by any court or other authority of competent jurisdiction, the party required to make the announcement shall promptly notify the other party. The party concerned shall make all reasonable attempts to agree the contents of the announcement before making it.

22.3	On the signing of this agreement the parties shall issue a joint announcement about the formation of the JVC in agreed form.

22.4	For the avoidance of doubt, this clause 19 shall not apply to circumstances where either party seeks to solicit funding from third party lenders for the purposes of generating debt financing structures.

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23.	WARRANTIES

23.1	Each party warrants and represents to the other that, at the date of this agreement, the JVC has not carried on any business, has no assets or liabilities, has no employees and is not a party to any contracts except as necessary to comply with clause 4.

23.2	Each party warrants and represents to the other party that:

(a)	it is a corporation duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation;

(b)	it has full power and authority and has obtained all necessary authorities and consents to enter into and perform its obligations under this agreement and such other agreements and arrangements referred to in this agreement;

(c)	the signing of this agreement and the performance of its obligations under this agreement and the other agreements and arrangements referred to in this agreement will not result in a breach of any other agreement or arrangement to which it is a party, nor give rise to any right of termination of any other agreement or arrangement to which it is a party; and

(d)	to the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, that party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this agreement.

23.3	The parties will give undertakings not to compete with the business of the JVC and not to solicit its customers or employees.

23.4	The parties hereby expressly agree that Sadot has entered into a series of agreements with various third parties solely for the benefit of the project contemplated under the auspices of the JVC. As a consequence, CFL agrees that it shall not do any act or cause any omission which would otherwise place Sadot in breach of those obligations which have been entered into solely for the benefit of the JVC.

23.5	The parties warrant to transfer such qualified personnel and assets from Sadot to the JVC that are required to fulfil the obligations described hereunder. The costs of those transfers shall be borne exclusively by the JVC.

24.	FURTHER ASSURANCE

Without prejudice to any other clause of this agreement, at its own expense each party shall (and shall use all reasonable endeavours to procure that any relevant third party shall) promptly execute and deliver such documents and perform such acts as the other party may reasonably require from time to time for the purpose of giving full effect to this agreement.

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25.	ASSIGNMENT AND OTHER DEALINGS

Neither party shall assign, transfer, mortgage, charge, sub-contract, delegate, declare a trust over or deal in any other manner with any or all of its rights and obligations under this agreement (or any other document referred to in it) without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

26.	ENTIRE AGREEMENT

26.1	This agreement (together with the documents referred to in it) constitute the entire agreement between the parties and supersede and extinguish all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations, arrangements and understandings between them, whether written or oral, relating to its subject matter.

26.2	Each party acknowledges that in entering into this agreement (and any documents referred to in it), it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this agreement [or those documents].

26.3	Nothing in this clause shall limit or exclude any liability for fraud.

27.	VARIATION AND WAIVER

27.1	No variation of this agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

27.2	A waiver of any right or remedy under this agreement or by law is only effective if given in writing [and signed by the person waiving such right or remedy] and shall not be deemed a waiver of any subsequent right or remedy.

27.3	A failure or delay by any person to exercise any right or remedy provided under this agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy.

27.4	A person that waives a right or remedy provided under this agreement or by law in relation to one person or takes or fails to take any action against that person, does not affect its rights or remedies in relation to any other person.

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28.	COSTS

28.1	Except as expressly provided in this agreement, each party shall pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this agreement (and any documents referred to in it).

28.2	Sadot shall be responsible for paying all taxes, registration charges, regulatory charges and legal costs associated with the transfer of the Lands into JVC. For the avoidance of doubt these costs shall include but not be limited to the costs of the negative clearance application, property transfer tax if applicable, costs of the application for an investment licence.

29.	NO PARTNERSHIP OR AGENCY

29.1	Nothing in this agreement is intended to, or shall be deemed to, establish any partnership between the parties or constitute any party the agent of another party.

29.2	Each party confirms that it is acting on its own behalf and not for the benefit of any other person.

30.	NOTICES

30.1	For the purposes of this clause 27, but subject to clause 30.6, notice includes any other communication.

30.2	A notice given to a party under or in connection with this agreement:

(a)	shall be in writing and in English

(b)	shall be signed by or on behalf of the party giving it;

30.3	The addresses, email addresses, fax numbers and contacts for service of notices are:

(a)	SADOT LLC

(i)	address: 251 Little Farms Drive Street, Wilmington, Delaware 19808, USA

(ii)	for the attention of: BENJAMIN PETEL

(iii)	email address: BP@SADOTAGRI.COM

(iv)	fax number:

(b)	CROPIT FARMING LIMITED

(i)	address: Box P/B 24 Mkushi Farm 3283 Mkushi Farm Block

(ii)	for the attention of: STEWART PARKS

(iii)	email address: STEW@CROPITFARMING.COM

(iv)	fax number:

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30.4	A party may change its details for service of notices as specified in clause 30.3 by giving notice to the other party the change in writing.

30.5	If deemed receipt under clause Error! Reference source not found. would occur outside Usual Business Hours, the notice shall be deemed to have been received when Usual Business Hours next recommence. For the purposes of this clause, Usual Business Hours means 9.00 am to 5.30 pm local time on any day which is not a Saturday, Sunday or public holiday in the place of receipt of the notice [(which, in the case of service of a notice by email shall be deemed to be the same place as is specified for service of notices on the relevant party by hand or post).

30.6	This clause 307 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

31.	SEVERANCE

31.1	If any provision or part-provision of this agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this agreement.

31.2	If any provision or part-provision of this agreement is deemed deleted, the parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision.

32.	AGREEMENT SURVIVES INCORPORATION AND PRECEDENCE

This agreement (other than obligations that have already been fully performed) remains in full force after incorporation of the JVC and the Articles in no way serve to diminish the obligations contained in this agreement. Insofar as there is a conflict between the Articles or any other document incorporated into this agreement and the terms of this agreement, the terms of this agreement shall prevail.

33.	THIRD PARTY RIGHTS

33.1	Unless it expressly states otherwise, this agreement does not give rise to enforce any term of this agreement.

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33.2	The rights of the parties to rescind or vary this agreement are not subject to the consent of any other person.

34.	COUNTERPARTS

34.1	This agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

34.2	Transmission of the executed signature page of a counterpart of this agreement by:

(a)	email (in PDF, JPEG or other agreed format),

shall take effect as delivery of an executed counterpart of this agreement. If either method of delivery is adopted, without prejudice to the validity of the agreement thus made, each party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter.

35.	RIGHTS AND REMEDIES

The rights and remedies provided under this agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

36.	LANGUAGE

If this agreement is translated into any language other than English, the English language version shall prevail.

37.	GOVERNING LAW

37.1	This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of Zambia.

38.	JURISDICTION

38.1	Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause.

38.2	The number of arbitrators shall be three.

38.3	The seat, or legal place, of arbitration shall be Zambia.

38.4	The language to be used in the arbitral proceedings shall be English.

38.5	The governing law of this clause shall be the substantive laws of Zambia. In the event that this agreement or any party of it is terminated, nullified or deemed void ab initio, this clause 35 shall serve as a standalone agreement to submit to arbitration in accordance with the terms set out in this clause 35.

This agreement has been entered into on the date stated at the beginning of it.

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Schedule 1 - Matters reserved for shareholder approval - Altering in any respect the Articles or the rights attaching to any of the shares in the JVC (except as provided in clause Error! Reference source not found. of this agreement).

1.	Permitting the registration of any person as a member of the JVC other than the parties in relation to their initial investment and any permitted transferees.

2.	Increasing or reducing the amount of the JVC’s issued share capital except as provided in this agreement, granting any option or other interest (in the form of convertible securities or in any other form) over or in its share capital, redeeming or purchasing any of its own shares or effecting any other reorganisation of its share capital.

3.	Issuing any loan capital in the JVC or entering into any commitment with any person with respect to the issue of any loan capital.

4.	Making any borrowing other than the initial loan for working capital purposes from its bankers in the ordinary and usual course of business.

5.	Applying for the listing or trading of any shares or debt securities on any stock exchange or market.

6.	Passing any resolution for the JVC’s winding up or presenting any petition for its administration other than in accordance with this agreement (unless it has become insolvent).

7.	Altering the name of the JVC or its registered office.

8.	Adopting or amending the Business Plan in respect of each Financial Year.

9.	Changing the nature of the JVC’s Business or commencing any new business by the JVC which is not ancillary or incidental to the Business.

10.	Forming any subsidiary or acquiring shares in any other company or participating in any partnership or joint venture (incorporated or not).

11.	Amalgamating or merging with any other company or business undertaking.

12.	Making any acquisition or disposal by the JVC of any material asset(s) otherwise than in the ordinary course of business.

13.	Creating or granting any Encumbrance over the whole or any part of the Business, undertaking or assets of the JVC or over any shares in the JVC or agreeing to do so other than liens arising in the ordinary course of business or any charge arising by the operation or purported operation of title retention clauses and in the ordinary course of business.

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14.	Making any loan (otherwise than by way of deposit with a bank or other institution the normal business of which includes the acceptance of deposits or in the ordinary course of business) or granting any credit (other than in the normal course of trading) or giving any guarantee (other than in the normal course of trading) or indemnity.

15.	Altering any mandate given to the JVC’s bankers relating to any matter concerning the operation of the JVC’s bank accounts [other than by the substitution of any person nominated as a signatory by the party entitled to make such nomination.

16.	Appointing any agent or other intermediary to conduct any of the JVC’s Business.

17.	Entering into any arrangement, contract or transaction outside the normal course of the JVC’s Business or otherwise than on arm’s length terms.

18.	Giving notice of termination of any arrangements, contracts or transactions which are material in the nature of the JVC’s Business, or materially varying any such arrangements, contracts or transactions.

19.	Adopting or amending any standard terms of business (including prices) on which the JVC is prepared to provide goods or services to third parties.

20.	Granting any rights (by licence or otherwise) in or over any intellectual property owned or used by the JVC.

21.	Factoring or assigning any of the book debts of the JVC.

22.	Changing the auditors of the JVC or its Financial Year end.

23.	Declaring or paying any dividend that exceeds in any year 20% of the JVC’s post-tax distributable profits as shown by the audited accounts for that year, or making any other distribution (by way of capitalisation, repayment or in any other manner) out of the JVC’s distributable profits or any of its reserves other than a dividend on the Sadot Shares or CFL Shares.

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24.	Establishing or amending any profit-sharing, share option, bonus or other incentive scheme of any nature for directors or employees.

25.	Establishing or amending any pension scheme or granting any pension rights to any director, officer, employee, former director, officer or employee, or any member of any such person’s family.

26.	Dismissing any director, officer or employee in circumstances in which the JVC incurs or agrees to bear redundancy or other costs in excess of USD50,000 in total.

27.	Agreeing to remunerate (by payment of fees, the provision of benefits-in-kind or otherwise) any officer of, or consultant to, the JVC at a rate in excess of USD100,000 per annum or increasing the remuneration of any such person to a rate in excess of USD100,000 per annum.

28.	Entering into or varying any contract of employment providing for the payment of remuneration (including pension and other benefits) in excess of a rate of USD100,000 per annum or increasing the remuneration of any staff (including pension and other benefits) to a rate in excess of USD100,000 per annum.

29.	Instituting any legal proceedings or settling or compromising any legal proceedings (other than debt recovery proceedings in the ordinary course of business) instituted or threatened against the JVC, or submitting to arbitration or alternative dispute resolution any dispute involving the JVC.

30.	Making any agreement with any revenue or tax authorities or making any claim, disclaimer, election or consent exceeding USD50,000 for tax purposes in relation to the JVC or its business.

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Schedule 2 – Lands

28

ATTACHED SIX PDF REPORTS OF DIFFERENT ASSETS TO FORM PART OF THE TRANSACTION.

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Schedule 3 _ Deed of Adherence

Deed of Adherence

Dated

Between

(1)	** in ** **	[insert name of transferee] (the New Shareholder) a company incorporated with registered number ** and having its registered office at ; and

(2)	**	[insert details of AAA];

(3)	**	[insert details of BBB];

(4)	** number **	Limited (the Company) a company incorporated in [Zambia] with registered and having its registered office at ** ; and

(5)	**	[Any other person becoming bound by the Agreement].

Recitals

By virtue of the transfer referred to in the Schedule to this Deed the New Shareholder became entitled subject, inter alia, to the execution of this Deed, to the Shares (the New Shareholder’s Shares) in the capital of the Company referred to in the Schedule

This deed witnesses:

1	In this Deed (including the recitals to this Deed):

(a)	the Agreement means the agreement dated ** and made between [insert names of original parties to the Agreement]; and

(b)	terms and expression defined in the Agreement shall have the same meaning when used in this Deed unless the context requires or admits otherwise.

2	In consideration of the sum of $1 now paid by the Company (on behalf of itself and each other party hereto other than the New Shareholder) to the New Shareholder, receipt whereof is hereby acknowledged, the New Shareholder hereby covenants with and undertakes to each other party to this Deed and to the Company as trustee for all other parties who hereafter become bound by the Agreement pursuant to a deed in a similar form to this Deed and entered into pursuant to the Agreement, to adhere to and be bound by the provisions of the Agreement as if the New Shareholder had been an original party to the Agreement.

3	The New Shareholder represents and warrants to the other parties to this Deed and to the Company as trustee for all other parties who hereafter become bound by the Agreement pursuant to a deed in a similar form to this Deed and entered into pursuant to the Agreement:

Insert warranties

4	[in the case of permitted transferees] Notwithstanding anything contained in this Deed or the transfer of the New Shareholder’s Shares to the New Shareholder by the transferor and the entry by the New Shareholder into this Deed, nothing in this Deed shall in any way release, discharge or diminish the liability of the transferor from the due and prompt performance of its obligations under the Agreement.

[in the case of all other transfers: the Company and the Shareholders hereby release the transferor from [its/their] obligations under the Agreement.]

5	[Variations?]

6	[The provisions of this Deed (other than those contained in this Clause) shall not have any effect until this document has been dated.]

In witness whereof this Deed has been duly executed

Schedule

Transferor	Transferee	Shares	Price

**	**	**	**

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Schedule 4 Escrow Agreement

DATED [●] 2023

Cropit Farming Limited
(as CFL)

Sadot
(as Sadot)

[ ]
(as Escrow Agent)

ESCROW AGREEMENT

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Contents

1	Definitions and interpretation	33

2	Appointment of the Escrow Agent	33

3	Custodian of Legal Documents	34

4	Operation of Escrow	34

5	Liability of the Escrow Agent	34

6	Notifications	36

7	Governing law and jurisdiction	36

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Escrow Agreement

Dated

Between

(1)	SADOT LLC, a company incorporated under the laws of Delaware, United States, with its registered office at 251 Little Farms Drive Street, Wilmington, Delaware 19808, USA (“Sadot”); and

(2)	CROPIT FARMING LIMITED, a company organized and existing under the laws of Zambia, Box P/B 24 Mkushi Farm 3283 Mkushi Farm Block (“CFL”)

(3)	CHIBESAKUNDA & CO, CCO House, Stand No. 2374, Kelvin Siwale Road, P.O Box 30279, Lusaka, Zambia (hereinafter referred to as “Escrow Agent”)

each a “Party” and together the “Parties”.

Whereas:

A	CFL and Sadot had on or about the date of this agreement entered into a Joint Venture and Shareholder Agreement (the “JV Agreement”).

B	CFL and Sadot agreed pursuant to the JV Agreement that they would enter into an Escrow Agreement for the purposes of facilitating the fulfilment of any actions as required by Sadot and CFL pursuant to the JV Agreement.

C	The Parties have since agreed to draw up this Escrow Agreement and appoint [ ]as Escrow Agent.

D	This Escrow Agreement sets out the terms upon which such escrow is to be operated.

It is hereby agreed as follows:

1

Definitions and interpretation

Terms defined in, or construed for the purposes of, the JV Agreement have the same meanings when used in this Agreement (unless the same are otherwise defined in this Agreement).

Unless otherwise stated or the context otherwise requires the following terms shall have the following respective meanings ascribed to them:

Escrow Agreement means this agreement;

Escrow Documents means the documents listed in clause 3.

2	Appointment of the Escrow Agent

The Parties jointly appoint the Escrow Agent to perform the duties set out herein. The Escrow Agent accepts such appointment.

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3	Custodian of Legal Documents and Finances

CFL and Sadot shall submit to the Escrow Agent the following documents and monies within 5 days of execution of the JV Agreement:

(i)	Executed and final form versions of all documents required to allot 70% of the shareholding of the JVC to Sadot (“Share Allotment Documents”) where Sadot is not a Shareholder at incorporation of JVC;

(ii)	Executed and final form versions of all documents required to transfer the Lands into JVC (“Land Transfer Documents”); and

(iii)	The sum of USD3,500,000 (Three Million Five Hundred Thousand United States Dollars) (the “Funds”).

4	Operation of Escrow

4.1	Release of Escrow Documents and Funds

On delivery to the Escrow Agent of the Share Allotment Documents (if required) and the Land Transfer Documents, Sadot shall make immediate payment of the Funds to the Escrow Agent.

Upon the Escrow Agent receiving an undertaking from the Bank that upon payment of the Funds to the Bank, the Bank shall release the Lands original title documents as well as any documents to release any Encumbrances on the Lands, and subject to any requirement for CCPC authorisation in accordance with the JV Agreement the Escrow Agent shall release the Funds to the Bank.

On payment of the Funds by the Escrow Agent to the Bank and on release of the Lands title documentation as well as release of Encumbrance documents to the Escrow Agent, the Escrow Agent shall release to Sadot the Share Allotment Documents and the Land Transfer Documents.

4.2	Escrow Agent’s fees

The expenses and fees of the Escrow Agent under this Escrow Agreement shall be borne by Sadot.

5	Liability of the Escrow Agent

5.1	Escrow Agent’s reliance

The Escrow Agent may rely upon and shall incur no liability in contract or in tort to any party whomsoever in acting or refraining from acting or relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent believes in good faith to be genuine and to have been signed or presented by the proper party or parties.

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5.2	Escrow Agent’s limitation of liability

The Escrow Agent shall not be liable whether in contract or in tort for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection with this Escrow Agreement, except if and only to the extent such error, act or mistake is the result of its own negligence or fraud.

5.3	Escrow Agent’s entitlement to make enquiries and appoint lawyers

The Escrow Agent shall be entitled to undertake such reasonable enquiries and obtain such information as it may consider appropriate (and may seek the advice of an expert of its choice and independent of all other parties) in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder or as to the validity of any notification or instruction which purports to be notification made. The Escrow Agent will incur no liability in contract or in tort to any party whomsoever in respect of any action taken, omitted or suffered by it in accordance with the opinion of such solicitor or counsel.

5.4	Indemnity in favour of Escrow Agent

The Escrow Agent shall be indemnified by the Parties against all losses, costs and expenses (including reasonable legal costs) which may be incurred by it as a result of or arising out of this Escrow Agreement, including its involvement in any litigation arising from performance of its duties under this agreement, other than litigation resulting from or with respect to any action taken or omitted by the Escrow Agent which amounts to negligence or fraud. Such indemnification shall survive termination of this Escrow Agreement.

5.5	Escrow Agent’s rights in the event of a dispute

If a dispute arises between the Parties concerning the release of the Escrow Documents or the operation of this Escrow Agreement, the Escrow Agent shall not be required to determine the matter in dispute and need not release any Escrow Documents or issue any instructions in respect thereof but may retain the same and shall not be obliged to take any action hereunder until the Parties have resolved the dispute or the rights of the Parties to the dispute have been judicially determined.

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6	Notifications

6.1	Method of service

All notifications or communications made in connection with this agreement will be made in writing and by courier service to the address of the respective Parties at the addresses as follows:

In the case of the CFL:

[  ] Email Attention:

In the case of Sadot:

Attention:

or such other address and/or facsimile number as the party in question shall have notified to the other Parties for the purposes of this Escrow Agreement.

6.2	Timing of service

A notification or communication shall be deemed to have been served as follows:

6.2.1	if personally delivered to the addressees, by hand, at the time of delivery; or

6.2.2	if posted, at the expiration of five Business Days after the envelope containing the same was delivered into the custody of the postal authorities or at the expiration of ten Business Days.

7	Governing law and jurisdiction

This agreement shall be governed in all respects by Zambian Law.

8	Jurisdiction

The parties agree that the Courts of Zambia shall have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Escrow Agreement.

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IN WITNESS HEREOF the Parties have entered into this Escrow Agreement on the date first written above.

As Cropit Farming Limited

EXECUTED as a deed by:	)	/s/

)

)

Witnessed by		/s/

As Sadot

EXECUTED as a deed by:	)	/s/

)

)

Witnessed by		/s/

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IN WITNESS WHEREOF, the Parties hereto have affixed their signatures below and signed this Agreement as a Deed

SIGNED by	/s/ Stewart Parkes

For and on behalf of:

Cropit Farming Limited	/s/Ashleigh Parkes

Witnessed By:	/s/

SIGNED by
AS DIRECTOR
for and on behalf of:

Sadot LLC	/s/Jennifer Black

Witnessed By:	/s/

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